EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amended Registration Statement on Form S-4 of Focus Enhancements, Inc. of our report dated January 28, 2000 relating to the financial statements and financial statement schedules, which appears in Videonics' Annual Report on Form 10-K for the year ended
December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 22, 2000